Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated income statements are derived from the historical consolidated financial statements of H&R Block, Inc. (HRB) and give effect to the transfer of the results of operations of RSM McGladrey, Inc. (RSM) and RSM EquiCo, Inc. (EquiCo) to discontinued operations on the condensed consolidated income statements. EquiCo was not part of the merger agreement noted in Item 2.01 above, however, concurrent with the announced sale of RSM, HRB’s Board of Directors announced it was evaluating strategic alternatives for EquiCo. Therefore, EquiCo’s results of operations are included in discontinued operations in the pro forma financial statements below. The ultimate disposition of EquiCo will not have a material impact on HRB’s financial statements.
The unaudited pro forma condensed consolidated income statements for the years ended April 30, 2011, 2010 and 2009 are included below. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto included in HRB’s Form 10-K for the year ended April 30, 2011 and Form 10-Q for the six months ended October 31, 2011, as filed with the Securities and Exchange Commission.
The condensed consolidated balance sheets as of October 31, 2011 and April 30, 2011 included in the Form 10-Q for the period ending October 31, 2011, include all entries necessary to present the assets and liabilities of RSM and EquiCo as held-for-sale, but do not include cash proceeds and the note receivable resulting from the sale of RSM discussed in Item 2.01 above.
    The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K. HRB will continue to provide certain support services to RSM after the date of sale under a transition services agreement. The impact of this agreement is not estimable at this time and is not reflected in these unaudited pro forma financial statements.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
Unaudited, amounts in thousands, except per share amounts

Year ended April 30,	2011			2010			2009
	As reported	Amounts Transferred to Discontinued Operations	As Adjusted	As reported	Amounts Transferred to Discontinued Operations	As Adjusted	As reported	Amounts Transferred to Discontinued Operations	As Adjusted
Revenues:
Service revenues	$ 3,225,861	$ (797,757)	$ 2,428,104	$ 3,231,487	$ (823,939)	$ 2,407,548	$ 3,437,906	$ (859,639)	$ 2,578,267

Product and other revenues	414,282	(31,066)	383,216	520,440	(31,513)	488,927	491,155	(30,807)	460,348

Interest income	134,153	(493)	133,660	122,405	(4,045)	118,360	154,516	(6,002)	148,514
	3,774,296	(829,316)	2,944,980	3,874,332	(859,497)	3,014,835	4,083,577	(896,448)	3,187,129

Operating expenses:
Cost of revenues	2,414,590	(637,808)	1,776,782	2,467,996	(647,579)	1,820,417	2,596,218	(663,062)	1,933,156

Selling, general and administrative	694,136	(142,277)	551,859	631,499	(150,895)	480,604	648,490	(130,391)	518,099
	3,108,726	(780,085)	2,328,641	3,099,495	(798,474)	2,301,021	3,244,708	(793,453)	2,451,255

Operating income	665,570	(49,231)	616,339	774,837	(61,023)	713,814	838,869	(102,995)	735,874

Other income, net	11,455	(91)	11,364	9,298	302	9,600	501	(243)	258

Income from continuing operations before taxes	677,025	(49,322)	627,703	784,135	(60,721)	723,414	839,370	(103,238)	736,132

Income taxes	257,620	(22,464)	235,156	295,189	(26,898)	268,291	326,315	(43,222)	283,093

Net income from continuing operations	419,405	(26,858)	392,547	488,946	(33,823)	455,123	513,055	(60,016)	453,039

Net income (loss) from discontinued operations	(13,295)	26,858	13,563	(9,704)	33,823	24,119	(27,382)	60,016	32,634

Net income	$ 406,110	$ -	$ 406,110	$ 479,242	$ -	$ 479,242	$ 485,673	$ -	$ 485,673

Basic earnings (loss) per share:
Net income from continuing operations	$ 1.35	$ (0.08)	$ 1.27	$ 1.47	$ (0.10)	$ 1.37	$ 1.53	$ (0.18)	$ 1.35

Net income (loss) from discontinued operations	(0.04)	0.08	0.04	(0.03)	0.10	0.07	(0.08)	0.18	0.10

Net income	$ 1.31	$ -	$ 1.31	$ 1.44	$ -	$ 1.44	$ 1.45	$ -	$ 1.45

Basic shares outstanding	309,230		309,230	332,283		332,283	332,787		332,787

Diluted earnings (loss) per share:
Net income from continuing operations	$ 1.35	$ (0.08)	$ 1.27	$ 1.46	$ (0.10)	$ 1.36	$ 1.53	$ (0.18)	$ 1.35

Net income (loss) from discontinued operations	(0.04)	0.08	0.04	(0.03)	0.10	0.07	(0.08)	0.18	0.10

Net income	$ 1.31	$ -	$ 1.31	$ 1.43	$ -	$ 1.43	$ 1.45	$ -	$ 1.45

Diluted shares outstanding	309,777		309,777	333,236		333,236	334,539		334,539

Note: The unaudited condensed consolidated income statements present the results of operations of our RSM-related businesses as discontinued operations.